Exhibit 99

FOR IMMEDIATE RELEASE
March 22, 2017

Cintas Corporation Announces
Fiscal 2017 Third Quarter Results

CINCINNATI, March 22, 2017 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its third quarter of fiscal year 2017 which ended February 28, 2017. Revenue for the third quarter was $1.28 billion, an increase of 5.3% over last year’s third quarter. The organic growth rate, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations and differences in the number of workdays, was 6.5%. Organic growth for the Uniform Rental and Facility Services segment accelerated to a rate of 7.3%.

Third quarter gross margin improved to 44.2% from 43.1% last year. Scott D. Farmer, Cintas’ Chairman and Chief Executive Officer, stated, “This is our 14th consecutive quarter of year-over-year gross margin improvement. This and our industry-leading revenue growth are indicative of a healthy company with significant opportunities ahead. I thank our employees, whom we call partners, for the continuous commitment to improvement that leads to best-in-class execution and results.” Third quarter gross margin for the Uniform Rental and Facility Services segment improved to 45.0%, an increase of 100 basis points compared to last year’s third quarter. The First Aid and Safety Services segment third quarter gross margin improved to 44.8%, an increase of 260 basis points compared to last year’s third quarter primarily due to the realization of synergies from the acquisition of ZEE Medical in fiscal 2016.

Selling and administrative expenses as a percentage of revenue were 28.3% in the third quarter compared to 27.3% in last year’s third quarter. Fifty basis points of the increase was the result of favorable workers’ compensation experience in last year’s third quarter. In addition, labor and related expenses increased as a percentage of revenue as we continue to prepare for the acquisition of G&K Services, Inc. (G&K).

Operating income for the third quarter of $195 million increased 0.9% from last year’s third quarter. Operating income margin was 15.2% compared to 15.9% in last year’s third quarter. Third quarter operating income included $9 million, or 0.7% of third quarter revenue, of transaction expenses related to the acquisition of G&K.

Net income and earnings per diluted share (EPS) from continuing operations for the third quarter were $119 million and $1.08, respectively. This quarter’s EPS includes a positive impact from a change in the accounting for equity compensation as required under ASU 2016-09, which was adopted in the first quarter of fiscal 2017, as well as a negative impact from transaction expenses such as legal and professional expenses associated with the regulatory review related to the acquisition of G&K. The following table provides a comparison of fiscal 2017 EPS to the comparable period of fiscal 2016:

	Three Months Ended		Nine Months Ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
Earnings Per Share Results

EPS - Continuing Operations	$1.08	$1.05	$3.47	$3.01

Impact of ASU 2016-09	$(0.03)	$—	$(0.17)	$—

G&K transaction expenses	$0.06	$—	$0.10	$—

EPS after above items	$1.11	$1.05	$3.40	$3.01

Mr. Farmer concluded, “Yesterday we completed the acquisition of G&K. We are excited to have the G&K employees join us as Cintas partners and now begin the process of integration. We expect to realize annual synergies in the range of $130 million to $140 million in the fourth full year following the acquisition. The integration process needed to achieve the annual synergies will result in certain non-recurring costs. In addition, we will continue the purchase accounting process, including certain third-party valuations, which may have a significant impact on our future results. While we have estimated these integration costs and the impact of the purchase price accounting results using assumptions from our due diligence, we must confirm our assumptions and complete the purchase accounting process. Therefore, we are pulling our guidance for the remainder of our 2017 fiscal year. We will provide our expectations for results when the impact of these items becomes clearer.”

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2016 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Sr. VP-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 28, 2017	February 29, 2016	% Change
Revenue:
Uniform rental and facility services	$993,398	$936,565	6.1%
Other	287,737	279,518	2.9%
Total revenue	1,281,135	1,216,083	5.3%

Costs and expenses:
Cost of uniform rental and facility services	546,538	524,656	4.2%
Cost of other	168,173	166,819	0.8%
Selling and administrative expenses	362,385	331,656	9.3%
G&K Services, Inc. transaction expenses	9,344	—	100.0%

Operating income	194,695	192,952	0.9%

Interest income	(11)	(335)	(96.7)%
Interest expense	13,696	16,163	(15.3)%

Income before income taxes	181,010	177,124	2.2%
Income taxes	62,363	59,845	4.2%
Income from continuing operations	118,647	117,279	1.2%
(Loss) income from discontinued operations, net of tax	(642)	62	(1,135.5)%
Net income	$118,005	$117,341	0.6%

Basic earnings (loss) per share:
Continuing operations	$1.11	$1.07	3.7%
Discontinued operations	(0.01)	0.00	(100.0)%
Basic earnings per share	$1.10	$1.07	2.8%

Diluted earnings (loss) per share:
Continuing operations	$1.08	$1.05	2.9%
Discontinued operations	(0.01)	0.00	(100.0)%
Diluted earnings per share	$1.07	$1.05	1.9%

Weighted average number of shares outstanding	105,093	107,843
Diluted average number of shares outstanding	107,892	109,463

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 28, 2017	February 29, 2016	% Change
Revenue:
Uniform rental and facility services	$2,998,559	$2,812,677	6.6%
Other	873,629	821,376	6.4%
Total revenue	3,872,188	3,634,053	6.6%

Costs and expenses:
Cost of uniform rental and facility services	1,643,222	1,569,250	4.7%
Cost of other	507,341	488,651	3.8%
Selling and administrative expenses	1,101,633	997,344	10.5%
G&K Services, Inc. transaction expenses	15,478	—	100.0%

Operating income	604,514	578,808	4.4%

Interest income	(107)	(565)	(81.1)%
Interest expense	41,135	48,746	(15.6)%

Income before income taxes	563,486	530,627	6.2%
Income taxes	183,294	191,697	(4.4)%
Income from continuing operations	380,192	338,930	12.2%
Income from discontinued operations, net of tax	16,281	223,692	(92.7)%
Net income	$396,473	$562,622	(29.5)%

Basic earnings per share:
Continuing operations	$3.56	$3.06	16.3%
Discontinued operations	0.15	2.02	(92.6)%
Basic earnings per share	$3.71	$5.08	(27.0)%

Diluted earnings per share:
Continuing operations	$3.47	$3.01	15.3%
Discontinued operations	0.15	1.99	(92.5)%
Diluted earnings per share	$3.62	$5.00	(27.6)%

Weighted average number of shares outstanding	104,842	108,923
Diluted average number of shares outstanding	107,508	110,612

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	February 28, 2017	February 29, 2016
Uniform rental and facility services gross margin	45.0%	44.0%
Other gross margin	41.6%	40.3%
Total gross margin	44.2%	43.1%
Net income margin, continuing operations	9.3%	9.6%

	Nine Months Ended
	February 28, 2017	February 29, 2016
Uniform rental and facility services gross margin	45.2%	44.2%
Other gross margin	41.9%	40.5%
Total gross margin	44.5%	43.4%
Net income margin, continuing operations	9.8%	9.3%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	February 28, 2017	February 29, 2016
Income from continuing operations	$118,647	$117,279
Less: income from continuing operations allocated to participating securities	2,262	1,871
Income from continuing operations available to common shareholders	$116,385	$115,408

Basic weighted average common shares outstanding	105,093	107,843
Effect of dilutive securities - employee stock options	2,799	1,620
Diluted weighted average common shares outstanding	107,892	109,463

Diluted earnings per share from continuing operations	$1.08	$1.05

	Nine Months Ended
	February 28, 2017	February 29, 2016
Income from continuing operations	$380,192	$338,930
Less: income from continuing operations allocated to participating securities	7,217	5,500
Income from continuing operations available to common shareholders	$372,975	$333,430

Basic weighted average common shares outstanding	104,842	108,923
Effect of dilutive securities - employee stock options	2,666	1,689
Diluted weighted average common shares outstanding	107,508	110,612

Diluted earnings per share from continuing operations	$3.47	$3.01

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional non-GAAP financial measures of revenue and related growth and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown below.

Computation of Workday Adjusted Revenue Growth

	Three Months Ended			Nine Months Ended
	February 28, 2017	February 29, 2016	Growth %	February 28, 2017	February 29, 2016	Growth %
	A	B	G	I	J	O
Revenue	$1,281,135	$1,216,083	5.3%	$3,872,188	$3,634,053	6.6%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	64	65		195	196

	E	F	H	M	N	P
Revenue adjusted for workday difference	$1,301,153	$1,216,083	7.0%	$3,892,045	$3,634,053	7.1%
			H=(E-F)/F			P=(M-N)/N
	E=(A/C)*D	F=(B/D)*D		M=(I/K)*L	N=(J/L)*L
Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Free Cash Flow

	Nine Months Ended
	February 28, 2017	February 29, 2016
Net cash provided by operations	$483,758	$297,154
Capital expenditures	(218,621)	(207,502)
Free cash flow	$265,137	$89,652

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended February 28, 2017
Revenue	$993,398	$124,239	$163,498	$—	$1,281,135
Gross margin	$446,860	$55,681	$63,883	$—	$566,424
Selling and administrative expenses	$264,973	$43,446	$53,966	$—	$362,385
G&K Services, Inc. transaction expenses	$9,344	$—	$—	$—	$9,344
Interest income	$—	$—	$—	$(11)	$(11)
Interest expense	$—	$—	$—	$13,696	$13,696
Income (loss) before income taxes	$172,543	$12,235	$9,917	$(13,685)	$181,010

For the three months ended February 29, 2016
Revenue	$936,565	$119,064	$160,454	$—	$1,216,083
Gross margin	$411,909	$50,241	$62,458	$—	$524,608
Selling and administrative expenses	$244,407	$37,607	$49,642	$—	$331,656
Interest income	$—	$—	$—	$(335)	$(335)
Interest expense	$—	$—	$—	$16,163	$16,163
Income (loss) before income taxes	$167,502	$12,634	$12,816	$(15,828)	$177,124

For the nine months ended February 28, 2017
Revenue	$2,998,559	$373,875	$499,754	$—	$3,872,188
Gross margin	$1,355,337	$170,352	$195,936	$—	$1,721,625
Selling and administrative expenses	$804,710	$131,827	$165,096	$—	$1,101,633
G&K Services, Inc. transaction expenses	$15,478	$—	$—	$—	$15,478
Interest income	$—	$—	$—	$(107)	$(107)
Interest expense	$—	$—	$—	$41,135	$41,135
Income (loss) before income taxes	$535,149	$38,525	$30,840	$(41,028)	$563,486

For the nine months ended February 29, 2016
Revenue	$2,812,677	$338,990	$482,386	$—	$3,634,053
Gross margin	$1,243,427	$144,379	$188,346	$—	$1,576,152
Selling and administrative expenses	$741,249	$108,306	$147,789	$—	$997,344
Interest income	$—	$—	$—	$(565)	$(565)
Interest expense	$—	$—	$—	$48,746	$48,746
Income (loss) before income taxes	$502,178	$36,073	$40,557	$(48,181)	$530,627

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	February 28, 2017	May 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$147,244	$139,357
Marketable securities	—	70,405
Accounts receivable, net	606,209	563,178
Inventories, net	272,181	249,362
Uniforms and other rental items in service	539,730	539,956
Income taxes, current	20,560	1,712
Prepaid expenses and other current assets	44,017	26,065
Total current assets	1,629,941	1,590,035

Property and equipment, at cost, net	1,090,209	994,237

Investments	148,168	124,952
Goodwill	1,303,038	1,291,593
Service contracts, net	83,720	83,715
Other assets, net	16,088	14,283
	$4,271,164	$4,098,815

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$127,940	$114,514
Accrued compensation and related liabilities	95,353	101,976
Accrued liabilities	321,324	349,065
Debt due within one year	399,351	250,000
Total current liabilities	943,968	815,555

Long-term liabilities:
Debt due after one year	745,189	1,044,422
Deferred income taxes	267,065	259,475
Accrued liabilities	136,684	136,704
Total long-term liabilities	1,148,938	1,440,601

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY17: 180,777,903 issued and 105,191,298 outstanding FY16: 179,598,516 issued and 104,213,479 outstanding	476,373	409,682
Paid-in capital	200,572	205,260
Retained earnings	5,086,584	4,805,867
Treasury stock: FY17: 75,586,605 shares FY16: 75,385,037 shares	(3,573,330)	(3,553,276)
Accumulated other comprehensive loss	(11,941)	(24,874)
Total shareholders’ equity	2,178,258	1,842,659

	$4,271,164	$4,098,815

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2017	February 29, 2016
Cash flows from operating activities:
Net income	$396,473	$562,622

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	120,493	110,535
Amortization of intangible assets	11,221	12,136
Stock-based compensation	63,578	57,169
Gain on Storage transactions	—	(15,786)
Gain on Shred-it	(25,876)	(349,738)
Deferred income taxes	(3,472)	(74,540)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(35,992)	(41,523)
Inventories, net	(23,364)	(24,009)
Uniforms and other rental items in service	(53)	(6,905)
Prepaid expenses and other current assets	(4,041)	(1,580)
Accounts payable	15,538	37,370
Accrued compensation and related liabilities	(5,812)	(3,731)
Accrued liabilities and other	(6,079)	(18,301)
Income taxes, current	(18,856)	53,435
Net cash provided by operating activities	483,758	297,154

Cash flows from investing activities:
Capital expenditures	(218,621)	(207,502)
Proceeds from redemption of marketable securities	172,506	327,779
Purchase of marketable securities and investments	(125,634)	(384,796)
Proceeds from Storage transactions	—	35,338
Proceeds from sale of investment in Shred-it	25,876	578,257
Acquisitions of businesses, net of cash acquired	(19,630)	(151,731)
Other, net	28	4,433
Net cash (used in) provided by investing activities	(165,475)	201,778

Cash flows from financing activities:
Proceeds from issuance of commercial paper, net	99,500	—
Repayment of debt	(250,000)	(16)
Prepaid short-term debt financing fees	(13,949)	—
Proceeds from exercise of stock-based compensation awards	25,114	22,260
Dividends paid	(142,444)	(115,273)
Repurchase of common stock	(20,054)	(502,439)
Other, net	(5,801)	1,153
Net cash used in financing activities	(307,634)	(594,315)

Effect of exchange rate changes on cash and cash equivalents	(2,762)	(6,574)

Net increase (decrease) in cash and cash equivalents	7,887	(101,957)
Cash and cash equivalents at beginning of period	139,357	417,073
Cash and cash equivalents at end of period	$147,244	$315,116